Exhibit 10.8

SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE (“Guarantee”), dated as of September 4, 2009 is made by each entity listed on the signature pages hereof and by each entity which becomes a party hereto by execution of the Joinder referred to in Section 10 (each a “Guarantor” and collectively, the “Guarantors”), whose obligations hereunder are joint and several, in favor of MILL ROAD CAPITAL, L.P. (the “Lender”).

RECITALS

A.           In connection herewith, Physicians Formula, Inc., a New York corporation (the “Borrower”), is entering into a Term Loan Agreement dated as of September 4, 2009 (said Agreement, as it may hereafter be amended, modified, supplemented or restated from time to time, herein referred to as the “Loan Agreement”) with the Lender.

B.           It is a condition precedent to the extension of credit by the Lender under the Loan Agreement that each Guarantor shall have executed and delivered this Guarantee.  Each Guarantor, as a Domestic Subsidiary of the Borrower, desires to execute this Guarantee because it is interested in the financial success of the Borrower and, in addition, anticipates that extensions of credit under the Loan Agreement may be distributed by the Borrower to it or otherwise used to its benefit.

C.           Terms defined in the Loan Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.2 of the Loan Agreement are incorporated herein by reference.

AGREEMENT

NOW, THEREFORE, in order to induce the Lender to enter into the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each Guarantor hereby agrees as follows:

SECTION 1.  Guarantee.

(a)      Each Guarantor hereby unconditionally, continually and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, and performance of all obligations of the Borrower now or hereafter existing under the Loan Agreement, the Term Loan Note and the other Loan Documents, whether for principal, interest, fees, expenses or otherwise and whether accruing before or after the filing of a petition initiating any insolvency, bankruptcy, reorganization or similar proceeding affecting the Borrower or any Guarantor (collectively, the “Obligations”).  Notwithstanding the foregoing, it is the intention of each Guarantor and the Lender that the amount of the Obligations guaranteed by such Guarantor under this Guarantee shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar or other laws applicable to such Guarantor.  Accordingly, notwithstanding anything to the contrary contained in this Guarantee or any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations shall be limited to an aggregate amount equal to the largest amount that would not render any Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.  This is a guaranty of payment and not of collection only.

(b)      Each Guarantor agrees to pay or reimburse the Lender without duplication thereof for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Guarantee and any other documents executed in connection herewith or in connection with any refinancing or restructuring of the credit arrangements provided under the Loan Agreement involving this Guarantee in the nature of a “work-out” or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Lender and each Lender and the allocated reasonable cost of internal counsel to the Lender.

(c)      Without limiting the generality of the foregoing, this Guarantee guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Obligations and would be owed by the Borrower to the Lender under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any Guarantor.

SECTION 2.  Guarantee Absolute.  Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement, the Term Loan Note and the other Loan Documents, regardless of any Requirement of Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto.  The obligations of each Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, such Guarantor, nor shall any of the following give such Guarantor any recourse or right of action against the Lender:

(a)      any lack of validity or enforceability of, or any release or discharge of the Borrower or any other Loan Party from liability under, the Loan Agreement or any other Loan Document;

(b)      any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of, or any consent to departure from, the Loan Agreement or any other Loan Document;

(c)      any subordination, compromise, exchange, release, nonperfection or liquidation of any collateral, or any release, amendment or waiver of, or consent to departure from, any other guaranty, for any or all of the Obligations;

(d)      any express or implied amendment, modification, renewal, supplement, extension (including, without limitation, extensions beyond the original term) or acceleration of the Obligations or any of the Loan Documents;

(e)      any exercise or nonexercise by the Lender of any right or privilege under this Guarantee or any of the other Loan Documents;

(f)      any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor, the Borrower or any other guarantor of the Obligations or any action taken with respect to this Guarantee by any trustee, receiver or court in any such proceeding, whether or not such Guarantor shall have had notice or knowledge of any of the foregoing;

(g)      any assignment or other transfer, in whole or in part, of this Guarantee or any of the other Loan Documents;

(h)      any acceptance of partial performance of the Obligations;

(i)      any consent to the transfer of, or any bid or purchase at sale of, any collateral for the Obligations; or

(j)      any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor (other than the indefeasible payment by the Borrower or any other Loan Party of the Obligations).

So long as any of the Obligations shall be owing to the Lender, or the Term Loan Commitment shall be outstanding, no Guarantor shall, without the prior written consent of the Lender, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower.  Each Guarantor understands and acknowledges that by virtue of this Guarantee, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Borrower.  As an example and not in any way of limitation, a subsequent modification of the Obligations in any reorganization case concerning the Borrower shall not affect the obligation of any Guarantor to pay and perform the Obligations in accordance with their respective terms prior to such reorganization case.  If claim is ever made upon the Lender for repayment of any amount or amounts received by them in payment of the Obligations and the Lender, repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guarantee or any other instrument evidencing the Obligations, each Guarantor shall be and remain liable to the Lender in accordance with the terms of this Guarantee for the amount so repaid to the same extent as if such amount had never originally been received by the Lender.

SECTION 3.  Waivers.  Each Guarantor unconditionally waives any defense to the enforcement of this Guarantee (other than the payment in cash by the Borrower or any other Loan Party of the Obligations), including the following:

(a)      all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guarantee;

(b)      any right to require the Lender to proceed against the Borrower or any other guarantor of the Obligations at any time, to proceed against or exhaust any security held by the Lender at any time or to pursue any other remedy whatsoever at any time;

(c)      the defense of any statute of limitations affecting the liability of any Guarantor hereunder, the liability of the Borrower or any other guarantor of the Obligations or the enforcement hereof, to the extent permitted by law;

(d)      any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents, any disability of the Borrower or any other guarantor of the Obligations, any manner in which the Lender has exercised its rights and remedies under the Loan Documents or any cessation from any cause whatsoever of the liability of the Borrower or any other guarantor of the Obligations;

(e)      any defense based on any action taken or omitted by the Lender in any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding involving the Borrower or any Guarantor, including any election to have the Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by the Lender to the Borrower in any such proceeding and the taking and holding by the Lender of any security for any such extension of credit;

(f)      any defense based upon an election of remedies by the Lender, including any election to proceed by judicial or nonjudicial foreclosure of any Lien, whether on real property or personal property, or by deed in lieu thereof, whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real-property or personal-property security, that destroys or otherwise impairs any subrogation rights of any Guarantor or any rights of such Guarantor to proceed against the Borrower or any other guarantor of the Obligations for reimbursement, or both;

(g)      any right any Guarantor may have under applicable law to a hearing with respect to the fair market value of the Collateral, either before or after foreclosure, and any right any Guarantor may have to require the Lender to proceed against any Collateral before seeking to obtain a judgment against any Guarantor hereunder;

(h)      any duty of the Lender to advise any Guarantor of any information known to the Lender regarding the financial condition of the Borrower or any other circumstance affecting the Borrower’s ability to perform its obligations to the Lender, it being agreed that each Guarantor assumes responsibility for being and keeping informed regarding such condition or any such circumstance;

(i)      any right of subrogation, reimbursement, exoneration, contribution, indemnity or otherwise against the Borrower that may arise out of or be caused by this Guarantee, all rights and/or claims against the Borrower which may arise against the Borrower by reason of this Guarantee, any right to enforce any remedy that the Lender now has or may hereafter have against the Borrower and any benefit of, and any right to participate in, any security now or hereafter held by the Lender;

(j)      any right any Guarantor might have to revoke this Guarantee as to any advances made by the Lender to or on behalf of the Borrower or pursuant to the terms of any of the Loan Documents;

(k)      any failure by the Lender to perfect or continue the perfection of any lien or security interest in any collateral, including, but not limited to, the collateral given under the Loan Documents or any failure by the Lender to protect the property covered by any such lien or security interest;

(l)        any right to interpose any defense, counter-claim or offset of any nature and description which any Guarantor may now have or which may exist between and among the Lender and the Loan Parties;

(m)      in furtherance and not in limitation of the foregoing to the maximum extent permitted by applicable law, each Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to any mortgages or deeds of trust securing the Obligations from time to time, may have destroyed such Guarantor’s rights of subrogation and reimbursement against the Borrower; and

(n)      without limiting the generality of any other provision of this Guarantee, each Guarantor waives all rights and defenses that it may have because the Borrower’s debt may be secured by real property.  This means, among other things, that:

(i)           the Lender may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and

(ii)           if the Lender forecloses in accordance with applicable law on any real property collateral pledged by the Borrower:

(A)       the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(B)       the Lender may collect from any Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right that such Guarantor may have to collect from the Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses that each Guarantor may have in the event that the Borrower’s debt is secured by real property.

SECTION 4.  Payments in Trust.  If any amount shall be paid to any Guarantor contrary to the provisions of Section 3(i), such amount shall be held in trust for the benefit of the Lender and shall, subject to the Subordination Agreement, forthwith be paid to the Lender to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement.

SECTION 5.  Continuing Guarantee; Successors.  The obligations of each Guarantor under this Guarantee and the Loan Documents executed by such Guarantor in connection herewith shall continue in full force and effect until the Obligations (other than contingent obligations to the extent no claim giving rise thereto has been asserted) shall have been fully paid and performed, the Term Loan Commitment shall have been terminated or shall have expired and the expiration of the period of time during which payments by the Borrower to the Lender may be deemed to be preferential payments under the United States Bankruptcy Code or other similar applicable laws.  This Guarantee shall be binding upon each Guarantor and its successors and assigns (provided that a Guarantor may not assign this Guarantee without the prior written consent of the Lender) and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns.  Without limiting the generality of the foregoing, and without notice to any Guarantor, the Lender may assign or otherwise transfer any of its rights and obligations under the Loan Documents to any other Person in accordance with the terms of the Loan Agreement, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Lender, as applicable, herein or otherwise.  The term “Borrower” shall mean both the named Borrower and any other Person at any time assuming or otherwise becoming primarily liable on all or any part of the Obligations.

SECTION 6.  Subordination.  Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the prior payment and performance in full of the Obligations.  At any time that an Event of Default has occurred and is continuing, each Guarantor agrees not to ask for, demand, sue for, take or receive from the Borrower, directly or indirectly, in cash or other property, by setoff or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of such indebtedness of the Borrower unless and until the Obligations shall have been fully paid and performed, the Term Loan Commitment shall have been terminated or shall have expired and the expiration of the period of time during which payments by the Borrower to the Lender may be deemed to be preferential payments under the United States Bankruptcy Code or other similar applicable laws.  If any Guarantor shall receive any payments from the Borrower in violation of the preceding sentence, such Guarantor shall act as trustee for the Lender and, subject to the Subordination Agreement, immediately pay over to the Lender any amounts received by such Guarantor to be applied against the Obligations.

SECTION 7.  Payments.  It is understood that the Obligations may at any time and from time to time exceed the aggregate liability of any Guarantor hereunder without impairing this Guarantee.  Each Guarantor agrees that whenever such Guarantor shall make any payment to the Lender on account of the liability hereunder, such Guarantor will deliver such payment to the Lender at the address provided for it in Section 12 below and notify the Lender in writing that such payment is made under this Guarantee for such purpose.  It is understood that the Lender, without impairing this Guarantee, may apply payments from the Borrower to the Obligations or to such other obligations owed by the Borrower to the Lender in such amounts and in such order as the Lender in its discretion determines.  No payment made hereunder by any Guarantor to the Lender shall constitute such Guarantor as a creditor of the Lender or the Borrower.

SECTION 8.  Representations and Warranties.  Each Guarantor hereby represents and warrants as follows:

(a)      Reserved.

(b)      Financial or other Benefit or Advantage.  Each Guarantor hereby acknowledges and warrants that it has derived or expects to derive a financial or other benefit or advantage from the Loan Agreement and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by the Lender to the Borrower in connection with the Loan Agreement.

(c)      Existence and Rights.  Each Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation as listed on the signature pages hereto.  Each Guarantor has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date and is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except for non-qualifications which would not, individually or in the aggregate have a Material Adverse Effect.  Each Guarantor has corporate power and authority and the legal right to make, deliver and perform this Guarantee and the other Loan Documents to which such Guarantor is party.

(d)      Guarantee Authorized and Binding; Compliance with Law.  The execution, delivery and performance of each of this Guarantee and the other Loan Documents to which such Guarantor is party has been duly authorized by the Guarantor and does not require the consent or approval of any Governmental Authority (except for (i) any consent, authorization, filing or other act which has been made or obtained and is in full force and effect and (ii) material consents, authorizations, filings or other acts required by such Guarantor in the ordinary course of business none of which it believes will not be duly given, made or taken as needed in such ordinary course) and is not in contravention of, or in conflict with, any applicable law.  Each Guarantor is in compliance with all applicable laws except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  This Guarantee and the other Loan Documents to which any Guarantor is party is a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms, subject to and limited by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)      No Conflict.  The execution and delivery of this Guarantee and the other Loan Documents to which any Guarantor is party are not, and the performance of this Guarantee and the other Loan Documents to which such Guarantor is party will not be, in contravention of, or in conflict with, any material contractual obligation to which such Guarantor is a party or by which it or any of its property is or may be bound or affected and do not, and will not cause any Lien (other than those in favor of the Lender) to be created or imposed upon any such property.

(f)      Litigation.  Except as set forth in Schedule 3.5 to the UB Credit Agreement, there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending or, to any Guarantor’s knowledge, threatened (i) by or against such Guarantor or against any of its properties or revenues with respect to this Guarantee or any other Guarantor Collateral Document executed by such Guarantor or any of the transactions contemplated hereby or thereby or (ii) by or against such Guarantor or against any of its properties or revenues which could reasonably be expected to have a Material Adverse Effect.

SECTION 9.  Covenants.  Each Guarantor covenants and agrees that, so long as any part of the Obligations (other than Contingent Obligations) shall remain unpaid or the Term Loan Commitment shall remain in effect such Guarantor will:

(a)      Reporting Requirements.  In the event that the Borrower has not provided to the Lender such information as is required by Section 7 of the Loan Agreement, each Guarantor will furnish to the Lender (i) as soon as available and in any event within 90 days after the end of each fiscal year of such Guarantor, a copy of the financial statements of such Guarantor for such period and (ii) such other information respecting the financial condition or business of such Guarantor as any Lender may from time to time request.

(b)      Notice of Proceedings.  Except to the extent delivered to the Lender under the Loan Agreement, each Guarantor will promptly furnish to the Lender after the commencement thereof, but in any event not later than five days after service of process with respect thereto on, or the obtaining of knowledge by, such Guarantor, notice of each action, suit or proceeding before any court or governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would have a Material Adverse Effect.

(c)      Limitations on Fundamental Changes.  Except as permitted under the Loan Agreement, no Guarantor shall, and nor shall it permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets.

(d)      Limitation on Distributions.  Except as permitted under the Loan Agreement, no Guarantor shall, and nor shall it permit any of its Subsidiaries to declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of its stock or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property.

SECTION 10.  Future Guarantors.  The Borrower is required to cause each of its Domestic Subsidiaries formed or acquired after the Closing Date to execute and deliver to the Lender, concurrently with the formation or acquisition thereof, a joinder to this Guarantee and to the Security Agreement substantially in the form of Exhibit A attached hereto.

SECTION 11.  Amendments, Etc.  No amendment or waiver of any provision of this Guarantee or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and otherwise in accordance with Section 13.12 of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 12.  Addresses for Notices.  All notices, requests and demands or other communications hereunder to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 Business Days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows:  if to any Guarantor to it at the address or telecopier number set forth on the signature page(s) hereof, and if to the Lender, to it at the address or telecopier number specified for the Lender in the Loan Agreement; or, as to each party, to it at such other address as shall be designated by such party in a written notice to the other party.

SECTION 13.  No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 14.  Right of Setoff.  In addition to any rights and remedies of the Lender provided by law, the Lender, subject to the Subordination Agreement, shall have a right of setoff against, and each Guarantor hereby grants a security interest in, all moneys, securities and other property of such Guarantor now or hereafter in the possession of, or on deposit with the Lender, whether held in a general or special account, or for safekeeping or otherwise.  Such right is in addition to any right of setoff the Lender may have by law.  All rights of setoff may be exercised without notice or demand to any Guarantor.  No right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender or by any neglect to exercise such right of setoff, or by any delay in doing so.

SECTION 15.  Consent to Jurisdiction.   Each party hereto hereby irrevocably and unconditionally

(i)           submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York and any federal court sitting therein;

(ii)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(iii)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party at its address set forth in Section 12;

(iv)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

SECTION 16.  Governing Law.  This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (without reference to its choice of law rules).

SECTION 17.  Complete Agreement.  This Guarantee, together with the other Loan Documents to which any Guarantor is party, supersedes any prior negotiations, discussions or communications between or among any Guarantor, the Lender and constitutes the entire agreement of the Guarantors and the Lender with respect to the guarantee of the Obligations.

SECTION 18.  Independent and Separate Obligations.  The obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the other Guarantors and are joint and several and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against any Guarantor whether or not such Guarantor is the alter ego of the Borrower, and whether or not the Borrower or any other Guarantor is joined therein or a separate action or actions is brought against the Borrower or any other Guarantor.  The Lender’s rights hereunder shall not be exhausted until all of the Obligations (other than contingent obligations) shall have been fully paid and performed, the Term Loan Commitment shall have been terminated or shall have expired and the expiration of the period of time during which payments by the Borrower to the Lender may be deemed to be preferential payments under the United States Bankruptcy Code or other similar applicable laws.

SECTION 19.  Severability.  Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 20.  Counterparts.  This Guarantee may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guarantee by telecopier (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Guarantee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be executed by its duly authorized representative, solely in such capacity and not as an individual, as of the date first above written.

PHYSICIANS FORMULA COSMETICS, INC.,
a Delaware corporation

By:	/s/ Jeffrey Rogers
	Name:	Jeffrey Rogers
	Title:	President

Address for Notices to any Guarantor:

1055 West 8th Street
Azusa, California 91702
Telecopier: (626) 334-8008
Attention: Chief Executive Officer

PHYSICIANS FORMULA DRTV, LLC,
a Delaware Limited Liability Company

By:	/s/ Jeffrey Rogers
	Name:	Jeffrey Rogers
	Title:	President

Address for Notices to any Guarantor:

1055 West 8th Street
Azusa, California 91702
Telecopier: (626) 334-8008
Attention: Chief Executive Officer

S - 1

EXHIBIT A

Form of Subsidiary Joinder

AGREEMENT TO BE BOUND BY SUBSIDIARY GUARANTEE
AND SECURITY AGREEMENT

This Agreement to be bound by the Subsidiary Guarantee and the Security Agreement (this “Agreement”) is executed as of the ___ day of ______________, ___, by ______________, a _____________ (the “New Subsidiary”).

RECITALS

A.           Pursuant to that certain Loan Agreement dated as of September 4, 2009 among Physicians Formula, Inc., a New York corporation (the “Borrower”) and Mill Road Capital, L.P. (the “Lender”) (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement), the Lender has agreed to make certain loans to the Borrower.

B.           As a condition subsequent to the execution of the Loan Agreement by the Lender, each Domestic Subsidiary of the Borrower existing as of the Closing Date executed the Subsidiary Guarantee, dated as of September 4, 2009 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) and the Security Agreement dated as of September 4, 2009 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), each in favor of the Lender.

C.           The Loan Agreement provides that when the Borrower acquires or forms a new Domestic Subsidiary, the Borrower will cause such Domestic Subsidiary to become a party to the Guarantee and the Security Agreement.

D.           On [Insert Date], the New Subsidiary [Describe acquisition/formation of New Subsidiary]. The New Subsidiary anticipates that it will benefit from the funds available to the Borrower under the Loan Agreement, and in recognition of this benefit and in order to comply with the Loan Agreement, the New Subsidiary is willing to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, the New Subsidiary agrees as follows:

SECTION 1.  Representations and Warranties.   On and as of the date of this Agreement (the “Effective Date”) and for the benefit of the Lender, the New Subsidiary hereby makes, as to itself, each of the representations and warranties contained in the Guarantee and the Security Agreement.

SECTION 2.  Agreement to be Bound.  The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Guarantor under the Guarantee and a Grantor under the

Security Agreement, and shall be bound by all the provisions of the Guarantee and the Security Agreement in the same manner as if the New Subsidiary had executed the Guarantee and the Security Agreement on the Closing Date.  Notwithstanding the foregoing, (i) references in the Guarantee and the Security Agreement to information regarding any Guarantor or Grantor, as the case may be, being set forth on the signature page for such Guarantor or such Grantor, shall, in the case of the New Subsidiary, refer to its signature page hereto and (ii) references to Schedules A-G in the Security Agreement shall refer, with respect to the New Subsidiary, to Schedules A-G hereto.

SECTION 3.  Waiver.  Without limiting the generality of the waivers in the Guarantee and the Security Agreement, the New Subsidiary specifically agrees to be bound by the Guarantee and the Security Agreement, and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Guarantee and the Security Agreement.

SECTION 4.  Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (without reference to its choice of law rules).

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be Bound by the Subsidiary Guarantee and the Security Agreement to be executed by its duly authorized officer as of this __ day of ___________, ___.

____________________________	, a	_____________

By: ___________________________________________
Name: _________________________________________
Title: __________________________________________

SCHEDULE A
PLEDGED COLLATERAL

[TO BE PROVIDED BY THE NEW SUBSIDIARY]

1.           Pledged Shares

Issuer	Certificate No.	No of Shares	Percentage Interest in Issuer	Other Classes of Shares

2.           Pledged Partnership Interests

Name of Partnership	Percentage Interest in Partnership

3.           Pledged Limited Liability Company Interests

Na me of Limited Liability Company	Percentage Membership Interest

SCHEDULE B
COPYRIGHTS, PATENTS AND MARKS

[TO BE PROVIDED BY THE NEW SUBSIDIARY]

COPYRIGHTS

PATENTS

MARKS

SCHEDULE C
LOCATIONS OF EQUIPMENT AND INVENTORY

[TO BE PROVIDED BY THE NEW SUBSIDIARY]

Location	Qualified to do business in such location?

Yes/No

SCHEDULE D
LOCATIONS OF BOOKS AND RECORDS

[TO BE PROVIDED BY THE NEW SUBSIDIARY]

1.	Chief Executive Office

2.	Locations of Account Records and Chattel Paper

SCHEDULE E
DEPOSIT ACCOUNTS, CERTAIN INVESTMENT PROPERTY AND LETTERS OF CREDIT

[TO BE PROVIDED BY THE NEW SUBSIDIARY]

1. Deposit Accounts

Name and Address of
Institution Holding Account	Account No.

2. Securities Accounts and Other Investment Property

Name and Address of
Description of Asset	Account No.	Institution Holding Account

3. Letters of Credit Issued for the Benefit of any Grantor

SCHEDULE F
UCC FILING OFFICES AND STATE ORGANIZATIONAL IDENTIFICATION NUMBERS

[TO BE PROVIDED BY THE NEW SUBSIDIARY]

State Organizational
Filing Office(s)	Identification Number

SCHEDULE G
FORM OF LIMITED LIABILITY COMPANY NOTICE

TO:           [Name of Pledged Entity]

Notice is hereby given that, pursuant to the Security Agreement dated as of September 4, 2009 (said Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by ____________ and ___________ (each a “Grantor” and collectively, the “Grantors”), in favor of Mill Road Capital, L.P. (the “Lender”), each Grantor has pledged and assigned to the Lender, and granted to the Lender a continuing security interest in, all right, title and interest of such Grantor, whether now existing or hereafter arising or acquired, as a member in [NAME OF PLEDGED ENTITY] (the “Limited Liability Company”), and in, to and under the [TITLE OF APPLICABLE LIMITED LIABILITY COMPANY AGREEMENT] (said Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, the “Limited Liability Company Agreement”), as such security interest is more particularly described in the Security Agreement.

Pursuant to the Security Agreement, the Limited Liability Company is hereby authorized and directed to register each Grantor’s pledge to the Lender of the interest of such Grantor on the Limited Liability Company’s books.

Such Grantor hereby requests the Limited Liability Company to indicate the Limited Liability Company’s acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Lender.

[NAME OF GRANTOR]

By:
Name:
Title:

FORM OF ACKNOWLEDGMENT

[NAME OF PLEDGED ENTITY] (the “Limited Liability Company”) hereby acknowledges receipt of a copy of the assignment by [NAME OF GRANTOR] (the “Grantor”) of its interest under the [TITLE OF APPLICABLE LIMITED LIABILITY COMPANY AGREEMENT] (as it may be amended, restated, supplemented or otherwise modified from time to time) pursuant to the terms of the Security Agreement dated as of September 4, 2009 (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), made by the Grantor in favor of Mill Road Capital, L.P. (the “Lender”).  The undersigned hereby further confirms the registration of the Grantor’s pledge of its interest to the Lender on the Limited Liability Company’s book.  The undersigned acknowledges the control by the Lender of the Grantor’s interest in the Limited Liability Company and confirms that the undersigned shall act upon the direction of the Lender alone with respect to such interest.

Dated:  _____________________, ______

[NAME OF PLEDGED ENTITY]

By:
Name:
Title: